Exhibit 10.5
HERBALIFE LTD.
STOCK INCENTIVE PLAN
SECOND AMENDMENT TO THE NON-STATUTORY STOCK OPTION AGREEMENT
     This Second Amendment to the Non-Statutory Stock Option Agreement (the “Second Amendment”) is made as of October 10, 2006, by and between Herbalife Ltd. (the “Company”), and Gregory L. Probert (the “Executive”), and will be effective.
     WHEREAS, the Company and the Executive and are parties to that certain Non-Statutory Stock Option Agreement dated July 31, 2003, as amended as of December 30, 2003 (the “Agreement”);
     WHEREAS, Section 10 of the WH Holdings (Cayman Islands) Ltd. Stock Incentive Plan (the “Plan”) provides that the Board of Directors of the Company (the “Board”) may amend the Plan and/or the terms of any award agreement entered into under the Plan at any time and from time to time;
     WHEREAS, the Board wishes to amend the terms of the Agreement as set forth herein.
     NOW, THEREFORE, in consideration of the foregoing, the Company and the Executive agree that the Agreement is hereby amended effective as of October 10, 2006 as follows:
     1. Section 2(a)(i) of the Agreement is hereby deleted in its entirety and replaced with the following:
          “(i) simultaneously with the consummation of any Change of Control, 50% of the then unvested portion of the Option (pro rata according to the number of Shares exercisable at the relevant strike prices specified above for the individual tranches of Shares otherwise vesting on each anniversary of the Grant Date) will become immediately vested and exercisable,”
     2. Section 2(b) of the Agreement is hereby renumbered Section 2(c) and the following new Section 2(b) is hereby added to the Agreement:
          “(b) Notwithstanding anything in this Agreement or the Plan to the contrary, except as set forth in Section 2(a)(ii), in the event that the Employee’s employment with the Company and its Subsidiaries is terminated by the Company without Cause, and at the time of such termination of employment, Michael O. Johnson is no longer serving as Chief Executive Officer of the Company, the vesting of the Option shall be accelerated such that 50% of the then unvested portion of the Option shall become vested and exercisable as of immediately prior to such termination of employment.”
     3. Except as modified hereby, the Agreement, shall remain in full force and effect and unmodified.

     IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment as of the date first above written.

HERBALIFE LTD.

/s/ Gregory L. Probert	By:	/s/ Michael O. Johnson

Gregory L. Probert		Name: Michael O. Johnson
Title: Chief Executive Officer

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